Exhibit 99.3

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of March 18, 2014 and shall become effective as of the Effective Date (as defined below), by and among Horizon Pharma USA, Inc., with its principal place of business at 520 Lake Cook Road, #520, Deerfield, IL 60015 (“Company”), and Virinder Nohria, M.D., Ph.D., an individual residing at 111 Skyline View Road, Franklin, NC 28734 (“Consultant”), for the purpose of setting forth the exclusive terms and conditions by which Company will acquire Consultant’s services on a temporary basis. Company and Consultant may be referred to herein individually as a “Party,” or collectively as the “Parties.”

WHEREAS, Consultant is currently an employee of Vidara Therapeutics Inc. (“Vidara-US”);

WHEREAS, Vidara-US’ parent company, Vidara Therapeutics Holdings LLC, and its affiliated entities, Vidara Therapeutics International LTD, an Irish private limited company (“Vidara”), Hamilton Holdings (USA), Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vidara (“US HOLDCO”), and Hamilton Merger Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of US HOLDCO are entering into a Transaction Agreement and Plan of Merger with the Company (the “Merger Agreement”), pursuant to which the parties thereto will effect a reorganization and merger, among other things (collectively, the “Merger”);

WHEREAS, in order to induce the Parties to enter into the Merger, Consultant agrees to enter into this Agreement; and

WHEREAS, the terms and conditions of this Agreement shall become effective as of the Closing Date of the Merger, as that term is defined in the Merger Agreement (such date of effectiveness, the “Effective Date”). If the Closing (as defined in the Merger Agreement) does not occur, or if the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void and have no effect, and shall not be binding on Consultant, Vidara-US, Vidara, the Company, or their respective subsidiaries, parents and affiliated entities (even if executed by the parties).

In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Consultant for his or her services, the Parties agree to the following:

1. Work, Payment and Additional Terms. Attached to this Agreement as EXHIBIT A hereto is a statement of the work performed or to be performed by Consultant, the payment terms for such work, the types of any expenses to be paid in connection with such work, any Background Technology (as defined in Section 3) to be used by Consultant in performing the work, and such other terms and conditions as the Parties deem appropriate or necessary for the performance of the work. Consultant shall perform all such work himself or herself, engaging the assistance of other individuals only with the prior written consent of Company.

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2. Nondisclosure and Trade Secrets.

(a) During the term of this Agreement and in the course of Consultant’s performance hereunder, Consultant may receive and otherwise be exposed to confidential and proprietary information owned by Company or received by Company from third parties pursuant to an obligation of confidentiality with respect thereto, relating to Company’s business practices, strategies and technologies. Such confidential and proprietary information may include, but not be limited to, any compound, chemical, peptide, protein, complex, conjugate, virus, extract, media, vector, cell, cell component, cell line, formulation or sample; any procedure, discovery, invention, formula, data, result, idea or technique; any trade secret, trade dress, copyright, patent or other intellectual property right, or any registration or application therefor, or materials relating thereto; and any information relating to any of the foregoing or to any research, development, manufacturing, engineering, marketing, servicing, sales, financing, legal or other business activities or to any present or future products, prices, plans, forecasts, suppliers, clients, customers, employees, consultants or investors; whether in oral, written, graphic or electronic form (collectively referred to as “Information”).

(b) Consultant acknowledges the confidential and secret nature of the Information, and agrees that the Information is the extremely valuable property of Company or of the third party from which Company received such Information. Accordingly, Consultant agrees not to reproduce any of the Information in any format, not to use the Information except in the performance of the work described in this Agreement, and not to disclose all or any part of the Information in any form to any third party, such obligations shall apply in each case during the term of this Agreement and for a period of ten (10) years thereafter, except with the prior written consent of Company. Upon termination of this Agreement for any reason, including expiration of the term of this Agreement, Consultant agrees to cease using and to return to Company all whole and partial copies and derivatives of the Information, whether in Consultant’s possession or under Consultant’s direct or indirect control.

(c) Consultant shall not disclose or otherwise make available to Company in any manner any confidential information of Consultant or any information received by Consultant from third parties, unless Company first agrees in writing to receive such information.

3. Ownership Of Work Product.

(a) Consultant shall specifically describe and identify in EXHIBIT A to this Agreement any and all technology, including without limitation information, materials and related intellectual property rights, which (i) Consultant intends to use in performing the work under this Agreement, (ii) is either owned solely by Consultant or controlled by Consultant such that Consultant possesses the right to grant a license or sublicense thereunder, and (iii) is in existence prior to the Effective Date (“Background Technology”).

(b) Consultant agrees that any and all ideas, developments, discoveries, improvements, inventions and works of authorship conceived, written, created, tested, or first reduced to practice in the performance of work under this Agreement, including but not limited to any and all ideas, developments, discoveries, improvements, inventions and works of

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authorship that are in any way conceived, written, created, improved, tested or first reduced to practice by use of any of Company’s supplies, equipment, facilities, resources, or trade secret information, together with all intellectual property rights relating thereto (“Work Product”) shall be the sole and exclusive property of Company. Consultant hereby assigns and transfers to Company all its right, title and interest in and to any and all such Work Product. If Consultant has any rights to Work Product that cannot, under applicable law, be assigned to Company, Consultant unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Company with respect to such rights. Consultant agrees, at the Company’s request and expense, to consent to and join in any action to enforce such rights. If Consultant has any right to Work Product that can neither be assigned to Company nor waived by Consultant, Consultant hereby grants to Company an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty free license, with rights to sublicense through multiple levels of sublicensees, to develop, make, have made, use, sell, have sold, offer for sale and import such Work Product. Consultant agrees to maintain written records of all Work Product and to promptly make full written disclosure to Company of all Work Product.

(c) Company acknowledges that Consultant shall retain all of Consultant’s rights in any Background Technology. Consultant hereby grants to Company a non-exclusive, irrevocable, perpetual, worldwide, fully paid and royalty free license, with rights to sublicense through multiple levels of sublicensees, under the Background Technology which was used in connection with, or incorporated into, any of Consultant’s Work Product to develop, make, have made, use, sell, have sold, offer for sale and import Company products, including Work Product.

(d) Consultant further agrees to execute all papers, including without limitation all patent applications, invention assignments and copyright assignments, and otherwise assist Company as reasonably required to perfect Company’s right, title and interest in Work Product as expressly granted to Company under this Agreement. Such assistance shall include but not be limited to providing affidavits or testimony in connection with patent interference, validity or infringement proceedings and participating in other legal proceedings. Consultant’s obligation to assist Company as described above in this paragraph shall continue beyond the termination of this Agreement; provided, however, that following the termination of this Agreement, compensation to Consultant for his time at the rate of $375 per hour, related to such assistance, if required, shall be paid by Company along with reimbursement of any reasonable expenses incurred by Consultant in connection with the provisions of such assistance that would have been eligible for reimbursement if incurred during the term of the Agreement pursuant to the provisions of EXHIBIT A. If Company is unable, after reasonable effort, to secure Consultant’s signature on any document as provided in this Section 3, Consultant hereby designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact to execute, verify and file applications, and to do all other lawfully permitted acts necessary to achieve the intent of this Section 3 with the same legal force and effect as if executed by Consultant.

4. Conflicting Engagements. Consultant will notify Company in writing prior to entering into any employment or consulting arrangement with one or more third parties which involves either subject matter substantially similar to services, or which Company might reasonably determine would impair Consultant’s ability to provide the services described in Exhibit A or otherwise fulfill his responsibilities or obligations provided for in this Agreement.

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During the term of this Agreement, Consultant shall not accept any employment or consulting work which conflicts with Consultant’s obligations to Company hereunder or which may involve use or disclosure of Information other than as permitted hereunder.

5. Term; Termination. The term of this Agreement shall be for a period beginning on the Effective Date and continuing for twelve (12) months (the “Term”), unless previously terminated pursuant to this Section 5. During the Term, Company may terminate this Agreement if Consultant has failed for a period of thirty (30) days following notice from the Company, e to provide the services described in Exhibit A or any other material obligations or responsibilities required pursuant to this Agreement. Consultant may terminate this Agreement if Company, for a period of thirty (30) days following notice from Consultant, is in breach of any of its obligations to Consultant under this Agreement, including, but not limited to any payment or reimbursement obligation. In the event this Agreement is terminated or expires, for whatever reason, Consultant shall cease work immediately after receiving notice from Company, or providing notice to Company, return all Information (including all copies thereof) as provided in Section 2, deliver all Work Product and related documentation to Company, and provide Company with an invoice for any work for which compensation has not already been paid. If compensation has been advanced to Consultant, Consultant shall reimburse any amounts for which work has not been performed prior to the date of the notice of termination. Sections 2, 3, 5, 6, 9, 10, 11, 12, 13, 14, 15, and 16 shall survive the termination of this Agreement for any reason, including expiration of the term of this Agreement.

6. Compliance With Applicable Laws. Consultant warrants that all materials supplied and work performed under this Agreement shall be in compliance with all applicable laws and regulations.

7. Independent Contractor. Consultant is an independent contractor, is not an agent or employee of Company and is not authorized to act on behalf of Company. Consultant will not be eligible for any employee benefits, nor will Company make deductions from any amounts payable to Consultant for taxes or social securities. Payment of all taxes and social securities due on any amounts paid to Consultant hereunder shall be the sole responsibility of Consultant.

8. Assignment. The Parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors and assigns, except that Consultant may not delegate or assign any of his or her obligations or rights under this Agreement without Company’s prior written consent.

9. Complete Agreement. This Agreement and EXHIBIT A attached hereto and hereby incorporated herein, constitute the Parties’ final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter.

10. Waiver; Amendment; Severability. This Agreement may not be waived, modified or amended unless mutually agreed upon in writing by both Parties. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement.

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11. Choice of Law. This Agreement shall be governed by the laws of the State of Illinois, without regard to any conflicts of law principals thereof that would call for the application of the laws of any other jurisdiction. The Parties consent to the exclusive jurisdiction and venue of the federal court in the Northern District of Illinois, and state courts located in the state of Illinois, county of Cook. Nothing in this Section 12 limits the rights of the Parties to seek appeal of a decision of a Illinois court outside of Illinois that has proper jurisdiction over the decision of a court sitting in Illinois.

12. Notice. For the purposes of this Agreement, notices, demands, and all other forms of communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by registered mail, return receipt requested, postage prepaid, or by confirmed facsimile, addressed as set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of address shall be effective only upon receipt, as follows:

If to Company:

Horizon Pharma USA, Inc.

520 Lake Cook Road, #520

Deerfield, IL 60015

Attention: Timothy P. Walbert, Chairman, President and CEO

Fax: 224-383-3001

If to the Consultant:

Virinder Nohria, M.D., Ph.D.

111 Skyline View Road

Franklin, NC 28734

Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered, sent by telefax with a confirmatory copy sent by privileged mail, or upon confirmation of receipt in case of registered mail. Either party may change its address for notices by giving written notice to the other party in the manner specified in this section.

13. Execution in Facsimile and Electronic Signatures. Facsimile and electronically transmitted signatures shall have the same force and effect as original signatures.

14. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

15. Legal And Equitable Remedies. Consultant hereby acknowledges and agrees that in the event of any breach of this Agreement by Consultant, including, without limitation, the actual or threatened disclosure of Information without the prior express written consent of Company, Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Consultant agrees that Company shall have the right to enforce this Agreement and any of its

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provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

16. Warranty; Indemnification. Consultant warrants that he or she has good and marketable title to all Work Product. Consultant further warrants that the Work Product shall be free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties with respect to such third parties’ intellectual property rights in the Work Product. Consultant warrants that Consultant has not been debarred under any applicable law, rule or regulation including, without limitation, Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act (codified at 21 U.S.C. 335(a) and 335(b)). Consultant covenants that should Consultant be convicted in the future of any act for which a person can be debarred as described in any applicable law, rule or regulation including, without limitation, Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act, Consultant shall immediately notify Company of such conviction in writing. Consultant shall indemnify, defend and hold harmless Company and its officers, agents, directors, employees, and customers from and against any claim, liability, loss, judgment or expense (including reasonable attorneys’ and expert witnesses’ fees and costs) resulting from or arising out of any such claims by any third parties which are based upon or are the result of any breach of such warranties. Should Company permit Consultant to use any of Company’s equipment, tools or facilities (the “Company Equipment”) in the performance of the services during the term of this Agreement, such permission will be gratuitous and Consultant shall indemnify, defend and hold harmless Company and its officers, directors, agents and employees from and against any claim, loss, expense or judgment of injury to person or property (including death) arising out of Consultant’s willful misconduct or negligent use of any such Company Equipment.

IN WITNESS WHEREFORE, the Parties have signed this Agreement on the date first written above.

HORIZON PHARMA USA, INC.

Timothy P. Walbert
Chairman, President and Chief Executive Officer

Signature:	/s/ Timothy P. Walbert

CONSULTANT:

Virinder Nohria, M.D., Ph.D.

Signature:	Virinder Nohria, M.D., Ph.D.

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EXHIBIT A

Work to be performed: Work is related to ongoing clinical, regulatory and business support of ACTIMMUNE. Consultant shall be available at least as needed and requested by Company during the term of this Agreement. In the event, that the Consultant is asked to work more than five days in any month, the Company agrees to pay the Consultant for his time worked in excess of such five days at the rate of $375 per hour. Consultant’s work shall be performed from Consultant’s offices in Franklin, North Carolina unless Company has a specific need for Consultant, on specific limited occasion, to provide his services at a different location. Consultant shall be available to attend, either in person or via conference call, live meetings during regular business hours, as reasonably requested by Company; provided Company shall use reasonable efforts to provide Consultant with advance notice of at least three (3) business day; further provided that Consultant shall use reasonable efforts to be available on shorter notice if practicable.

Type or rate of payment: Payment for work performed during any Term will be paid monthly, as described below, in one single payment equal to ten thousand dollars ($10,000.00) for each month when work is rendered during the Term.

If Consultant is requested to provide services at any location other than his Franklin, North Carolina office , Consultant shall be reimbursed for reasonable travel expenses actually incurred, including air and ground transportation, standard lodging and meals, up to an amount pre-approved by Company in accordance with Company’s existing policies, upon submission and verification of customary receipts and vouchers and such reimbursement shall be made within thirty days of the submission of such receipts and vouchers but in no event later than the last day of the calendar year following the calendar year in which the Consultant incurred the reimbursable expense. All air and ground transportation shall be coach class. Consultant shall use reasonable efforts to book transportation at least twenty-one (21) days in advance of the date of expected travel. For meals, Company shall reimburse Consultant for reasonable expenses. Any amount of expenses eligible for reimbursement during a calendar year shall not affect the expenses eligibility for reimbursement during any other calendar year. The right to reimbursement pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

Timing of payment(s): Payments during the Term shall be due on or the before the 15th day of the month following the month for which the work has been performed, unless this Agreement is sooner terminated pursuant to the terms of Section 5 hereof.

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